EXHIBIT 99.1


                KROGER 3RD QUARTER EARNINGS PER SHARE:
                         47 CENTS VS. 37 CENTS


     CINCINNATI, Ohio, October 19, 1998 --- The Kroger Co. (NYSE:
KR) said today that earnings, earnings per share, operating cash flow and sales in the 1998 third quarter all established Company records.

     Sales for the third quarter increased 4.4 percent to a record $8.02 billion from $7.69 billion in the 1997 third quarter. Food store sales grew 4.9 percent from the third quarter 1997.
Identical food store sales, excluding expansions and relocations, rose 2.1 percent from the year ago period. Comparable store sales, including expansions and relocations, increased 3.6 percent in the third quarter. EBITD rose 13.5 percent to a third quarter record of $406.9 million from $358.5 million in the third quarter of 1997.

     In releasing the quarterly results, Kroger Chairman and Chief Executive Officer Joseph A. Pichler said, "These results reflect the success of the strategic measures that we have undertaken over the past year. Consolidation of administrative functions, coordinated procurement and logistics investments have clearly helped us achieve significant economies of scale. Our recent decision to centralize merchandising and procurement for drug and general merchandise will result in lower acquisition costs and stronger sales for these categories. In addition to these benefits, we expect our new structure to reduce overhead."

     Sales year-to-date rose to $20.9 billion from $20.1 billion for the first three quarters of 1997. Excluding one-time expenses incurred in the first half of 1998, EBITD year-to-date is $1.1 billion versus $1.0 billion for the first three quarters of 1997. Year-to-date diluted earnings per share from operations, excluding one-time expenses, are $1.35 compared to $1.13 for the same period a year ago.

     Net total debt declined $77 million in the third quarter to $3.19 billion. Net interest expense declined 9.7 percent in the third quarter to $76.9 million from $85.2 million in the prior year third quarter.

     During the third quarter, Kroger opened, acquired, or expanded 34 stores, versus 26 opened, acquired or expanded stores in the 1997 third quarter.

     The forward looking statements above are based on the information available to the Company as of the date of this release. The Company's actual results could differ materially due to competitive action, changes in capital markets, labor disputes, material shortages, or delays in completing real estate projects.

                                                             The Kroger Co.
                                                           Sales and Earnings
                                                (in millions, except per share amounts)


                                 3rd Qtr                             3rd Qtr                   Percent
                                  1998                                 1997                    Change
                                 10/3/98                             10/4/97
                                ---------                           ---------                  -------
Sales                           $8,023.9                            $7,686.6                     4.4
                                =========                           =========

EBITD <F1>                      $  406.9                            $  358.5                    13.5

LIFO                            $   (5.0)                           $   (3.0)

Interest                        $  (76.9)                           $  (85.2)

Depreciation                    $ (124.4)                           $ (112.0)
                                ---------                           ---------
Pre-tax earnings
before
extraordinary
item                            $  200.6                            $  158.3                    26.7

Tax expense                     $  (76.2)                           $  (61.7)
                                ---------                           ---------
Earnings before
extraordinary
item                            $  124.4                            $   96.6

Extraordinary
item <F2>                       $   (6.5)                           $   (0.8)
                                ---------                           ---------

Net earnings                    $  117.9                            $   95.8
                                =========                           =========
Diluted earnings
(loss) per
common share:

From
operations                      $    0.47                           $    0.37                    27.0

From extraordinary
item <F2>                       $   (0.02)                          $   (0.00)
                                ----------                          ----------
Diluted net
earnings per
common
share                           $    0.45                           $    0.37
                                ==========                          ==========

Number of
shares used in
diluted per share
calculation                        265.4                               263.1


<F1>  EBITD represents pretax earnings before interest,
      depreciation, and LIFO as defined in the Company's Bank
      Credit Agreement.

<F2>  Represents the after-tax loss from the early retirement of debt.


                                                             The Kroger Co.
                                                           Sales and Earnings
                                            Without One-Time Expenses and Accounting Change
                                                (in millions, except per share amounts)


                              3 Quarters             3 Quarters                 Percent
                                 1998                   1997                     Change
                                10/3/98                10/4/97
                              ----------             ----------                  --------
Sales                         $20,854.3              $20,057.8                     4.0
                              ==========             ==========
EBITD <F1>                    $ 1,111.3              $ 1,004.0                    10.7

LIFO                          $   (13.0)             $   (11.0)

Interest                      $  (204.1)             $  (223.3)

Depreciation                  $  (315.9)             $  (285.6)
                              ----------             ----------
Pre-tax earnings
before
extraordinary
item                          $   578.3              $   484.1                    19.5

Tax expense                   $  (219.8)             $  (187.1)
                              ----------             ----------
Earnings before
extraordinary
item                          $   358.5              $   297.0

Extraordinary
item <F2>                     $   (10.8)             $    (9.0)
                              ----------             ----------

Net earnings                  $   347.7              $   288.0
                              ==========             ==========
Diluted earnings
(loss) per
common share:

From
operations                    $     1.35             $     1.13                   19.5
From extraordinary
item <F2>                     $    (0.04)            $    (0.03)
                              ----------             -----------
Diluted net
earnings per
common
share                         $     1.31             $     1.10
                              ==========             ===========

Number of
shares used in
diluted per share
calculation                      265.2                  262.6

<F1>   EBITD represents pretax earnings before interest,
       depreciation, and LIFO as defined in the Company's Bank
       Credit Agreement.

<F2>   Represents the after-tax loss from the early retirement of debt.


                                                             The Kroger Co.
                                                           Sales and Earnings
                                              With One-Time Expenses and Accounting Change
                                                (in millions, except per share amounts)


                              3 Quarters                3 Quarters                Percent
                                 1998                      1997                   Change
                                10/3/98                  10/4/97
                              ----------                ----------                --------
Sales                         $ 20,854.3                $ 20,057.8                 4.0
                              ==========                ==========

EBITD <F1><F2>                $    969.2                $  1,004.0                (3.5)

LIFO                          $    (13.0)               $    (11.0)

Interest                      $   (204.1)               $   (223.3)

Depreciation                  $   (315.9)               $   (285.6)
                              ----------                ----------
Pre-tax earnings
before
extraordinary
item                          $    436.2                $    484.1                (9.9)

Tax expense                   $   (165.8)               $   (187.1)
                              ----------                ----------
Earnings before
extraordinary
item                          $    270.4                $    297.0                (9.0)

Extraordinary
item <F3>                     $    (10.8)               $     (9.0)
                              ----------                ----------

Net earnings                  $    259.6                $    288.0
                               ==========                ==========
Diluted earnings
(loss) per
common share:

From
operations                    $     1.02                $      1.13               (9.7)

From extraordinary
item <F3>                     $    (0.04)               $     (0.03)
                              ----------                -----------
Diluted net
earnings per
common
share                         $     0.98                $      1.10
                              ==========                ===========

Number of
shares used in
diluted per share
calculation                       265.2                      262.6


<F1>  1998 EBITD includes the effect of one-time expenses totaling
      $52.4 million ($32.5 million after tax or 12 cents per diluted share). These expenses relate to the logistics initiatives which became operational in the 2nd Quarter, $40.8 million, and expenses primarily due to closing facilities resulting from the consolidation of the Company's Texas operations, $11.6 million.

<F2>  In addition to the expenses described in footnote 1, the three quarters 1998 EBITD includes expenses totaling $89.7 million ($55.6 million after-tax, or 21 cents per diluted share) related to a change in the method of accounting for inventory.

<F3>  From the early retirement of debt.